Exhibit 10.50-3

THIRD AMENDMENT TO CONTRACT

This Third Amendment to Contract (“Amendment”) is entered into by and among (i) TOLL ROAD TEXAS LAND COMPANY, L.P., a Texas limited partnership (“TTLC”), (ii) TOLLWAY 76, L.P., a Washington limited partnership (“T76”), and (iii) THE SMITH & WOLLENSKY RESTAURANT GROUP, INC., a Delaware corporation (“Purchaser”).  TTLC and T76 are hereinafter collectively referred to as the “Seller”.

R E C I T A L S :

A.            Purchaser and Seller have entered into that certain Contract of Sale, dated on or about July 19, 2002 (the “Contract”) by which Purchaser agreed to purchase certain improved real property from Seller.  The Contract was amended by that certain First Amendment to Contract and that certain Second Amendment to Contract.

B.            Purchaser requests that Seller deliver an indemnity to Purchaser in the form of Exhibit “A” attached hereto at closing.  Seller agrees to such request.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE COVENANTS CONTAINED HEREIN, THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.             Article X of the Contract is hereby amended to add the following new paragraph g:  “g.      Deliver to Purchaser the Indemnity attached hereto as Exhibit “A”, executed by TTLC and T76.”

2.             Capitalized terms which are not defined herein shall have the same meaning as set forth in the Contract.  All provisions of the Contract shall remain in full force and effect except as expressly modified herein.

EXECUTED on this the 19th day of September, 2002.

SELLER:

TOLL ROAD TEXAS LAND COMPANY, L.P., a Texas limited partnership

By: Tollway Land Company, L.L.C., a Washington limited liability company, its General Partner

By:	/s/ Calvin C. Chandler
Name:	Calvin C. Chandler
Its:	Manager

TOLLWAY 76, L.P., a Washington limited
partnership

By: RAM International GP, LLC, a Washington limited liability company, its General Partner

By:	/s/ Jeffery B. Iverson Jr.
Name:	Jeffery B. Iverson Jr.
Its:	Manager

EXECUTED on this the 19th day of September, 2002.

PURCHASER:

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC., a Delaware corporation

By:	/s/ James M. Dunn
Name:	James M. Dunn
Its:	President

EXHIBIT “A”

INDEMNITY

This Indemnity is entered into by (i) TOLL ROAD TEXAS LAND COMPANY, L.P., a Texas limited partnership (“TTLC”), and (ii) TOLLWAY 76, L.P., a Washington limited partnership (“T76”), in favor of (iii) THE SMITH & WOLLENSKY RESTAURANT GROUP, INC., a Delaware corporation (“Purchaser”).

A.            TTLC, T76, and Purchaser have entered into that certain Contract of Sale dated October 19, 2002 (the “Contract”), whereby TTLC and T76 agreed to sell and convey certain real and personal property to Purchaser, which real property is described on Exhibit “A” attached hereto (the “Real Property”).

B.            In the course of Purchaser’s due diligence, Purchaser was unable to confirm whether TTLC had complied with Article Two, Section 3 of that certain Modification of the Declaration for the Jackson Property and Restated Declaration of Covenants, Conditions and Restrictions for a Certain 27.74 Acre Portion of the Jackson Property (the “Declaration”), which was recorded in Volume 1493, Page 536 of the Real Property Records of Collin County, Texas.  More specifically, Purchaser was unable to confirm whether the Architectural Control Committee referenced in the Declaration had approved the plans and specifications for TTLC’s improvements on the Real Property.

C.            Purchaser is willing to proceed with the closing of the purchase of the Real Property under the Contract, but only if TTLC and T76 agree to indemnify Purchaser as set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, TTLC and T76, jointly and severally, hereby agree to indemnify, defend, protect, save and hold harmless Purchaser against, and will reimburse Purchaser on demand for, any damages, costs, expenses (including attorneys fees), claims, or liabilities, Purchaser may have or suffer as a result of TTLC’s failure, or alleged failure, to obtain Architectural Control Committee approval for the plans and specifications for the improvements placed on the Real Property by TTLC and its predecessors.  This agreement shall be binding on, and inure to the benefit of, the parties and their successors and assigns.

EXECUTED on this the                   day of October, 2002.

TOLL ROAD TEXAS LAND COMPANY, L.P., a Texas limited partnership

By: Tollway Land Company, L.L.C., a Washington limited liability company, its General Partner

By:
Name:
Its:

TOLLWAY 76, L.P., a Washington limited partnership

By: RAM International GP, LLC, a Washington limited liability company, its General Partner

By:
Name:
Its:

EXHIBIT “A”

Lot 8, Block C of Greenway Addition, an addition to the City of Dallas, Collin County, Texas, according to the plat thereof recorded in Volume J, Page 599, Map Records, Collin County, Texas.